Exhibit 99.1

SYSCO SECOND QUARTER RESULTS INCLUDE MEANINGFUL MARKET SHARE GAINS &

PROGRESS WITH RECIPE FOR GROWTH STRATEGY

HOUSTON, February 8, 2022 - Sysco Corporation (NYSE: SYY) today announced financial results for its 13-week second fiscal quarter ended January 1, 2022.

Key highlights for the second quarter of fiscal year 2022:

•	Second quarter sales increased 41.2% versus the same period in fiscal year 2021 and increased 10.5% versus the same period in fiscal year 2019, with meaningful market share gains;

•	Product inflation effectively managed, despite the dynamic supply chain environment;

•	Gross profit per case increased across all segments;

•	Profitability impacted by temporary Omicron and labor cost increases during the quarter;

•	$650 million returned to shareholders via share repurchase and dividends; and

•	Investments and enhanced capabilities advance with Sysco’s Recipe for Growth strategy.

“Sysco’s results this quarter were fueled by another quarter of exceptional market share gains, as our relative supply chain strength and Recipe For Growth strategy have enabled us to win in the marketplace. We continue to prioritize both top-line growth and profitability improvement, while efficiently managing elevated inflation. Bottom-line results for the quarter were below our expectations due to higher than anticipated operating expenses, driven by the current COVID environment. The Omicron variant is currently impacting our customers, affecting their top-line and hours of operations. At Sysco, the COVID impact is felt in our operations productivity performance with higher than normal cost to serve. Given current economic conditions, we are managing the macro environment well,” said Kevin Hourican, Sysco’s president and chief executive officer. “I want to thank all of our Sysco associates for their persistence and tenacity in supporting our customers and advancing our Recipe for Growth strategy.”

Key financial results for the second quarter of fiscal year 2022 included:

•	U.S. Broadline volume increased 22.5% versus the same period in fiscal year 2021 and decreased 4.9% versus the same period in fiscal year 2019;

•	Gross profit increased 37.8% to $2.9 billion, as compared to the same period last year, and increased 4.3%, as compared to the same period in fiscal year 2019;

•

Operating income increased 109.8% to $444.9 million, and adjusted[1] operating income increased to $495.7 million, as compared to the same period last year, while operating income decreased 1.5% and adjusted[1] operating income decreased 17.8%, as compared to the same period in fiscal year 2019;

•	Earnings before interest, taxes, depreciation and amortization (“EBITDA”) increased to $646.9 million, and adjusted EBITDA increased to $670.7 million, in each case as compared to the

[1]

Adjusted financial results, including adjusted operating income (loss), adjusted operating expenses, and adjusted earnings per share (EPS), are non-GAAP financial measures that exclude certain items, which primarily include acquisition-related costs, restructuring costs, transformational project costs and adjustments to our bad debt reserve specific to aged receivables existing prior to the COVID-19 pandemic. Specific to adjusted EPS, this year’s Certain Items include losses on the extinguishment of debt and the impact of an increase in reserves for uncertain tax positions. The fiscal 2021 Certain Items include the impact of a loss on the sale of Cake Corporation and the impact of a U.K. tax law change. Reconciliations of all non-GAAP financial measures to the nearest corresponding GAAP financial measure are included at the end of this release.

same period last year, while EBITDA increased 0.1% and adjusted EBITDA decreased 10.8%, in each case as compared to the same period in fiscal year 2019;[2] and

•

Earnings per share (“EPS”)[3] increased to $0.33 compared to $0.13 in the same period last year; and adjusted[1] EPS increased to $0.57 compared to $0.17 in the same period last year, while EPS decreased $0.18 and adjusted EPS decreased $0.18, in each case as compared to the same period in fiscal year 2019.

“Our financial results this quarter reflect strong sales growth and increased profitability, notwithstanding double-digit inflation, near-term productivity challenges arising from workforce transition and our purposeful snap back and transformation investments. As part of our balanced capital allocation priorities, we also repurchased $416 million in shares of Sysco common stock and successfully refinanced approximately $1.25 billion of debt at longer maturities and more attractive rates,” said Aaron Alt, Sysco’s chief financial officer.

Second Quarter Fiscal 2022 Results

Total Sysco

Sales for the second quarter were $16.3 billion, an increase of 41.2% compared to the same period last year. The exit rate for the second quarter continued to grow compared to the same period in fiscal year 2021, but decelerated in December due to disruptions from the Omicron variant.

Gross profit increased 37.8% to $2.9 billion, and gross margin decreased 44 basis points to 17.7%, compared in each case to the same period last year. The increase in gross profit for the second quarter was primarily driven by higher volumes and high rates of inflation that were effectively managed.

Operating expenses increased $559.8 million, or 29.7%, compared to the same period last year, driven by increased volumes, one-time expenses associated with the snap-back, and investments against our transformational initiatives. Adjusted operating expenses increased $531.1 million, or 28.5%, compared to the same period last year.

Operating income was $444.9 million, an increase of $232.8 million, or 109.8%, compared to the same period last year. Adjusted operating income was $495.7 million, an increase of $261.6 million compared to the same period last year.

U.S. Foodservice Operations

The U.S. Foodservice Operations segment saw continued growth resulting in overall share gain.

Sales for the second quarter were $11.5 billion, an increase of 45.1% compared to the same period last year. Local case volume within U.S. Broadline operations increased 17.6% for the second quarter, while total case volume within U.S. Broadline operations increased 22.5%. Both increases represent organic growth.

Gross profit increased 37.2% to $2.1 billion, and gross margin decreased 107 basis points to 18.6%, compared in each case to the same period last year. Product cost inflation was 14.6% in U.S. Broadline, as measured by the estimated change in Sysco’s product costs, primarily in meat and poultry categories.

Operating expenses increased $388.4 million, or 36.2%, compared to the same period last year. Adjusted operating expenses increased $367.0 million, or 33.7%, compared to the same period last year.

[2]

EBITDA and adjusted EBITDA are non-GAAP financial measures. Reconciliations of all non-GAAP financial measures to the nearest corresponding GAAP financial measure are included at the end of this release.

[3]	Earnings per share (EPS) are shown on a diluted basis unless otherwise specified.

Operating income was $676.8 million, an increase of $191.6 million compared to the same period last year. Adjusted operating income was $684.7 million, an increase of $212.9 million compared to the same period last year.

International Foodservice Operations

The International Foodservice Operations segment generated another quarter of profitability, despite operating under heavier government-imposed restrictions on our customers due to the Omicron variant.

Sales for the second quarter were $2.8 billion, an increase of 42.6% compared to the same period last year. On a constant currency basis4, sales for the second quarter were $2.8 billion, an increase of 40.9% compared to the same period last year. Foreign exchange rates increased International Foodservice Operations sales by 1.7% and total Sysco sales by 0.3% during the quarter.

Gross profit increased 51.4% to $565.9 million, and gross margin increased 116 basis points to 20.2%, compared in each case to the same period last year. On a constant currency basis4, gross profit increased 50.3% to $561.9 million. Foreign exchange rates increased International Foodservice Operations gross profit by 1.1% and total Sysco gross profit by 0.2% during the quarter.

Operating expenses increased $101.4 million, or 22.3%, compared to the same period last year. Adjusted operating expenses increased $97.2 million, or 22.7%, compared to the same period last year, mainly due to increased volume and investments in the snap-back and transformation costs. On a constant currency basis4, adjusted operating expenses increased $94.0 million, or 21.9%, compared to the same period last year. Foreign exchange rates increased International Foodservice Operations operating expense by 0.7% and total Sysco operating expense by 0.2% during the quarter.

Operating income was $10.7 million, an improvement of $90.7 million compared to the same period last year. Adjusted operating income increased $94.9 million compared to the same period last year. On a constant currency basis4, adjusted operating income was $38.8 million, an increase of $94.0 million compared to the same period last year. Foreign exchange rates increased International Foodservice Operations operating income by $0.8 million and increased total Sysco operating income by $1.3 million during the quarter.

Balance Sheet, Cash Flow and Capital Spending

As of the end of the quarter, the Company had a cash balance of $1.4 billion and approximately $11.1 billion of debt outstanding.

During the quarter, the Company repurchased $416 million of shares of its common stock.

Cash flow from operations was $377.0 million for the first 26 weeks of fiscal 2022, driven by investments in working capital as the company prioritized managing product availability.

Capital expenditures, net of proceeds from sales of plant and equipment, for the first 26 weeks of fiscal 2022 were $175.9 million.

Free cash flow5 for the first 26 weeks of fiscal 2022 was $201.1 million.

[4]

Represents a constant currency adjustment, which eliminates the impact of foreign currency fluctuations on current year results. These adjusted measures are non-GAAP financial measures. Reconciliations of all non-GAAP financial measures to the nearest corresponding GAAP financial measure are included at the end of this release.

[5]

Free cash flow is a non-GAAP financial measure that represents net cash provided from operating activities less purchases of plant and equipment and includes proceeds from sales of plant and equipment. Reconciliations for all non-GAAP financial measures are included at the end of this release.

Conference Call & Webcast

Sysco will host a conference call to review the company’s second quarter fiscal 2022 financial results on Tuesday, February 8, 2022, at 10:00 a.m. Eastern. A live webcast of the call, accompanying slide presentation and a copy of this news release will be available online at investors.sysco.com.

Key Highlights:

	13-Week Period Ended		26-Week Period Ended
Financial Comparison:	January 1, 2022	Change	January 1, 2022	Change
Sales	$16.3 billion	41.2%	$32.8 billion	40.5%
Gross profit	$2.9 billion	37.8%	$5.9 billion	35.8%
Gross Margin	17.7%	-44 bps	17.9%	-62 bps
GAAP:
Operating expenses	$2.4 billion	29.7%	$4.8 billion	29.8%
Certain Items	$50.8 million	-130.6%	$104.1 million	NM
Operating Income	$444.9 million	109.8%	$1.1 billion	70.4%
Operating Margin	2.7%	89 bps	3.3%	58 bps
Net Earnings	$167.4 million	148.8%	$545.5 million	91.9%
Diluted Earnings Per Share	$0.33	153.8%	$1.06	89.3%
Non-GAAP(1):
Operating Expenses	$2.4 billion	28.5%	$4.7 billion	25.9%
Operating Income	$495.7 million	111.8%	$1.2 billion	97.2%
Operating Margin	3.0%	101 bps	3.6%	104 bps
EBITDA	$646.9 million	56.8%	$1.5 billion	47.1%
Adjusted EBITDA	$670.7 million	62.9%	$1.5 billion	62.7%
Net Earnings	$291.9 million	240.0%	$721.9 million	178.4%
Diluted Earnings Per Share(2)	$0.57	235.3%	$1.40	174.5%
Case Growth:
U.S. Broadline	22.5%		25.3%
Local	17.6%		20.8%
Sysco Brand Sales as a % of Cases:
U.S. Broadline	36.0%	49 bps	36.1%	-46 bps
Local	44.0%	250 bps	44.2%	58 bps

Note:

(1)	Reconciliations of all non-GAAP financial measures to the nearest respective GAAP financial measures are included at the end of this release.
(2)	Individual components in the table above may not sum to the totals due to the rounding.

NM represents that the percentage change is not meaningful.

Forward-Looking Statements

Statements made in this press release or in our earnings call for the second quarter of fiscal 2022 that look forward in time or that express management’s beliefs, expectations or hopes are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements reflect the views of management at the time such statements are made and are subject to a number of risks, uncertainties, estimates, and assumptions that may cause actual results to differ materially from current expectations. These statements include statements concerning: the effect, impact, potential duration or other implications of the coronavirus (“COVID-19”) pandemic and any expectations we may have with respect thereto, including the extent and duration of lockdowns in the U.S. and Europe; our expectations regarding the impact of the Omicron variant on operating results and our expectations regarding our ability to return to our growth pattern of improved sales and volume performance as the Omicron variant recedes; our expectations regarding the pace and timing of the business recovery in the U.S. and Europe; our expectations that our transformational agenda will drive long-term growth; our expectations regarding the continuation of an inflationary environment; our belief that incremental expenses within our supply chain, driven by labor costs, will improve over time; our expectations regarding the impact of our Recipe for Growth strategy and our belief that this strategy will uniquely position Sysco to win in the marketplace for the long-term; our expectations regarding Sysco’s ability to outperform the market in future periods; our expectations that our strategic priorities will enable us to grow faster than the market; our expectations regarding our efforts to reduce overtime rates and the incremental investments in hiring; our expectations regarding our ability to move our newer associates up the productivity curve over time; our belief that our approach to ensure we can ship on-time and in full will benefit our relationship with our customers for the long-term and positively impact retention and growth; our expectations regarding the impact of our growth initiatives and their ability to enable Sysco to consistently outperform the market; our expectations regarding the impact of the Greco and Sons acquisition on our business; our expectations regarding our ability to grow faster than the total market in fiscal 2022 and to exceed our growth target for fiscal 2022; our expectations regarding the expansion of our Sysco Your Way initiative; our expectations regarding labor costs in the fiscal third quarter; our ability to deliver against our strategic priorities; economic trends in the United States and abroad; our plans to make continued capital investments over the next three fiscal years in our technology, fleet and buildings; our expectations regarding our dividend payments in calendar year 2022 and in future periods; our future growth; our expectations regarding profits and sales in fiscal 2022; the pace of implementation of our business transformation initiatives; our expectations regarding our adjusted earnings per share growth in fiscal 2024; our expectations regarding our earnings per share in fiscal 2022; our expectations regarding our performance in the fiscal third and fourth quarters; our plans to improve associate retention, training and productivity; our belief that our Recipe for Growth transformation is creating capabilities that will help us profitably grow for the long term; our belief in our ability to grow our share profitably and to become more efficient; and our expectations regarding the decline of snap-back costs in the fiscal third quarter.

The success of our plans and expectations regarding our operating performance are subject to the general risks associated with our business, including the risks of interruption of supplies due to lack of long-term contracts, severe weather, crop conditions, work stoppages, intense competition, technology disruptions, dependence on large, long-term regional and national customers, inflation risks, the impact of fuel prices, adverse publicity, labor issues, political or financial instability, trade restrictions, tariffs, currency exchange rates, transport capacity and costs and other factors relating to foreign trade, any or all of which could delay our receipt of product or increase our input costs. Risks and uncertainties also include the impact and effects of public health crises, pandemics and epidemics, such as the COVID-19 pandemic, and the adverse impact thereof on our business, financial condition and results of operations, including, but not limited to, our growth, product costs, supply chain, labor availability, logistical capabilities, customer demand for our products and industry demand generally, consumer spending, our liquidity, the price of our securities and trading markets with respect thereto, our credit ratings, our ability to maintain compliance with the covenants in our credit agreement, our ability to access capital markets, and the global economy and financial markets generally. Risks and uncertainties also include risks impacting the economy generally, including the risks that the current general economic conditions will deteriorate, or consumer confidence in the economy or consumer spending, particularly on food-away-from-home, may decline. Market conditions may not improve. Competition and the impact of GPOs may reduce our margins and make it difficult for us to maintain our market share, growth rate and profitability. We may not be able to fully compensate for increases in fuel costs, and fuel hedging arrangements intended to contain fuel costs could result in above market fuel costs. Our ability to meet our long-term strategic objectives depends on our ability to grow gross profit, leverage our supply chain costs and reduce administrative costs. This will depend largely on the success of our various business initiatives, including efforts related to revenue management, expense management, our digital e-commerce strategy and any efforts related to restructuring or the reduction of administrative costs. There are various risks related to these efforts, including the risk that if sales from our locally managed customers do not grow at the same rate as sales from regional and national customers, or if we are unable to continue to accelerate local case growth, our gross margins may decline; the risk that we are unlikely to be able to predict inflation over the long term, and lower inflation is likely to produce lower gross profit; the risk that our efforts to mitigate increases in warehouse costs may be unsuccessful; the risk that we may not be able to accelerate and/or identify additional administrative cost savings in order to compensate for any gross profit or supply chain cost leverage challenges; the risk that these efforts may not provide the expected benefits in our anticipated time frame, if at all, and may prove costlier than expected; the risk that the actual costs of any initiatives may be greater or less than currently expected; and the risk of adverse effects to our business, results of operations and liquidity if past and future undertakings, and the associated changes to our business, do not prove to be cost effective or do not result in the cost savings and other benefits at the levels that we anticipate. Our plans related to and the timing of any initiatives are subject to change at any time based on management’s subjective evaluation of our overall business needs. If we are unable to realize the anticipated benefits from our efforts, we could become cost disadvantaged in the marketplace, and our competitiveness and our profitability could decrease. Adverse publicity about us or lack of confidence in our products could negatively impact our reputation and reduce earnings. Capital expenditures may vary based on changes in business plans and other factors, including risks related to the implementation of various initiatives, the timing and successful completion of acquisitions, construction schedules and the possibility that other cash requirements could result in delays or cancellations of capital spending. Periods of significant or prolonged inflation or deflation, either overall or in certain product categories, can have a negative impact on us and our customers, as high food costs can reduce consumer spending in the food-away-from-home market, and may negatively impact our sales, gross profit, operating income and earnings, and periods of deflation can be difficult to manage effectively. Fluctuations in inflation and deflation, as well as fluctuations in the value of foreign currencies, are beyond our control and subject to broader market forces. Expanding into international markets presents unique challenges and risks, including compliance with local laws, regulations and customs and the impact of local political and economic conditions, including the impact of Brexit and the “yellow vest” protests in France against a fuel tax increase, pension reform and the French government, and such expansion efforts may not be successful. Any business that we acquire may not perform as expected, and we may not realize the anticipated benefits of our acquisitions. Expectations regarding the financial statement impact of any acquisitions may change based on management’s subjective evaluation. A divestiture of one or more of our businesses may not provide the anticipated effects on our operations. Meeting our dividend target objectives depends on our level of earnings, available cash and the success of our various strategic initiatives. Changes in applicable tax laws or regulations and the resolution of tax disputes could negatively affect our financial results. We rely on technology in our business and any cybersecurity incident, other technology disruption or delay in implementing new technology could negatively affect our business and our relationships with customers. For a discussion of additional factors impacting Sysco’s business, see our Annual Report on Form 10-K for the year ended July 3, 2021, as filed with the SEC, and our subsequent filings with the SEC. We do not undertake to update our forward-looking statements, except as required by applicable law.

About Sysco

Sysco is the global leader in selling, marketing and distributing food products to restaurants, healthcare and educational facilities, lodging establishments and other customers who prepare meals away from home. Its family of products also includes equipment and supplies for the foodservice and hospitality industries. With more than 58,000 associates, the company operates 343 distribution facilities worldwide and serves more than 650,000 customer locations. For fiscal 2021 that ended July 3, 2021, the company generated sales of more than $51 billion. Information about our CSR program, including Sysco’s 2021 Corporate Social Responsibility Report, can be found at sysco.com/csr2021report.

For more information, visit www.sysco.com or connect with Sysco on Facebook at www.facebook.com/SyscoFoods. For important news and information regarding Sysco, visit the Investor Relations section of the company’s Internet home page at investors.sysco.com, which Sysco plans to use as a primary channel for publishing key information to its investors, some of which may contain material and previously non-public information. In addition, investors should continue to review our news releases and filings with the SEC. It is possible that the information we disclose through any of these channels of distribution could be deemed to be material information.

Sysco Corporation and its Consolidated Subsidiaries

CONSOLIDATED RESULTS OF OPERATIONS

(In Thousands, Except for Share and Per Share Data)

	Quarter Ended		Year Ended
	Jan. 1, 2022	Dec. 26, 2020	Jan. 1, 2022	Dec. 26, 2020
Sales	$16,320,203	$11,558,982	$32,776,749	$23,336,361
Cost of sales	13,429,053	9,460,524	26,913,891	19,018,058

Gross profit	2,891,150	2,098,458	5,862,858	4,318,303
Operating expenses	2,446,241	1,886,396	4,786,267	3,686,662

Operating income	444,909	212,062	1,076,591	631,641
Interest expense	242,899	146,498	371,113	293,215
Other income, net	(10,676)	(15,556)	(13,928)	(1,432)

Earnings before income taxes	212,686	81,120	719,406	339,858
Income taxes	45,245	13,831	173,952	55,669

Net earnings	$167,441	$67,289	$545,454	$284,189

Net earnings:
Basic earnings per share	$0.33	$0.13	$1.07	$0.56
Diluted earnings per share	0.33	0.13	1.06	0.56
Average shares outstanding	511,044,400	510,006,754	511,780,234	509,567,080
Diluted shares outstanding	514,574,889	512,742,792	515,178,910	511,740,778

Sysco Corporation and its Consolidated Subsidiaries

CONSOLIDATED BALANCE SHEETS

(In Thousands, Except for Share Data)

	Jan. 1, 2022	Jul. 3, 2021
ASSETS
Current assets
Cash and cash equivalents	$1,374,276	$3,007,123
Accounts receivable, less allowances of $128,189 and $117,695	4,219,868	3,781,510
Inventories	4,115,683	3,695,219
Prepaid expenses and other current assets	252,351	240,956
Income tax receivable	100,973	8,759

Total current assets	10,063,151	10,733,567
Plant and equipment at cost, less accumulated depreciation	4,307,156	4,326,063
Other long-term assets
Goodwill	4,416,912	3,944,139
Intangibles, less amortization	906,328	746,073
Deferred income taxes	387,050	352,523
Operating lease right-of-use assets, net	724,861	709,163
Other assets	621,304	602,011

Total other long-term assets	7,056,455	6,353,909

Total assets	$21,426,762	$21,413,539

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Notes payable	$8,574	$8,782
Accounts payable	5,019,052	4,884,781
Accrued expenses	1,980,293	1,814,837
Accrued income taxes	3,631	22,644
Current operating lease liabilities	94,603	102,659
Current maturities of long-term debt	487,407	486,141

Total current liabilities	7,593,560	7,319,844
Long-term liabilities
Long-term debt	10,593,390	10,588,184
Deferred income taxes	160,718	147,066
Long-term operating lease liabilities	659,136	634,481
Other long-term liabilities	1,166,196	1,136,480

Total long-term liabilities	12,579,440	12,506,211
Commitments and contingencies
Noncontrolling interest	32,690	34,588
Shareholders’ equity
Preferred stock, par value $1 per share Authorized 1,500,000 shares, issued none	—	—
Common stock, par value $1 per share Authorized 2,000,000,000 shares, issued 765,174,900 shares	765,175	765,175
Paid-in capital	1,690,487	1,619,995
Retained earnings	10,216,625	10,151,706
Accumulated other comprehensive loss	(1,236,258)	(1,148,764)
Treasury stock at cost, 258,033,856 and 253,342,595 shares	(10,214,957)	(9,835,216)

Total shareholders’ equity	1,221,072	1,552,896

Total liabilities and shareholders’ equity	$21,426,762	$21,413,539

Sysco Corporation and its Consolidated Subsidiaries

CONSOLIDATED CASH FLOWS

(In Thousands)

	26-Week Period Ended
	Jan. 1, 2022	Dec. 26, 2020
Cash flows from operating activities:
Net earnings	$545,454	$284,189
Adjustments to reconcile net earnings to cash provided by operating activities:
Share-based compensation expense	60,254	47,122
Depreciation and amortization	377,763	365,332
Operating lease asset amortization	54,856	55,231
Amortization of debt issuance and other debt-related costs	11,014	12,946
Deferred income taxes	(72,892)	(107,821)
Provision for losses on receivables	1,508	(94,242)
Loss on extinguishment of debt	115,603	—
Loss on sale of business	—	12,043
Other non-cash items	1,103	(9,312)
Additional changes in certain assets and liabilities, net of effect of businesses acquired:
(Increase) decrease in receivables	(385,179)	192,121
(Increase) decrease in inventories	(357,908)	37,345
Increase in prepaid expenses and other current assets	(12,560)	(22,519)
Increase in accounts payable	83,214	84,708
Increase in accrued expenses	95,388	20,108
Decrease in operating lease liabilities	(65,123)	(63,496)
(Decrease) increase in accrued income taxes	(111,227)	63,385
(Increase) decrease in other assets	(4,255)	20,576
Increase in other long-term liabilities	40,034	38,962

Net cash provided by operating activities	377,047	936,678

Cash flows from investing activities:
Additions to plant and equipment	(181,374)	(163,944)
Proceeds from sales of plant and equipment	5,450	15,510
Acquisition of businesses, net of cash acquired	(769,658)	—
Purchase of marketable securities	(18,539)	(36,121)
Proceeds from sales of marketable securities	16,648	20,797
Other investing activities(1)	6,651	—

Net cash used for investing activities	(940,822)	(163,758)

Cash flows from financing activities:
Bank and commercial paper borrowings, net	—	6,463
Other debt borrowings including senior notes	1,249,995	4,094
Other debt repayments	(23,050)	(773,663)
Redemption premiums and repayments of senior notes	(1,395,668)	—
Debt issuance costs	(15,547)	—
Cash received from termination of interest rate swap agreements	23,127	—
Proceeds from stock option exercises	36,083	66,635
Stock repurchases	(415,824)	—
Dividends paid	(481,386)	(458,717)
Other financing activities(2)	(5,297)	(873)

Net cash used for financing activities	(1,027,567)	(1,156,061)

Effect of exchange rates on cash, cash equivalents and restricted cash	(10,868)	77,056

Net decrease in cash and cash equivalents(3)	(1,602,210)	(306,085)
Cash, cash equivalents and restricted cash at beginning of period	3,037,100	6,095,570

Cash, cash equivalents and restricted cash at end of period(3)	$1,434,890	$5,789,485

Supplemental disclosures of cash flow information:
Cash paid during the period for:
Interest	$258,436	$290,926
Income taxes, net of refunds	342,628	110,453

(1)	Change primarily includes proceeds from the settlement of corporate-owned life insurance policies.
(2)	Change includes cash paid for shares withheld to cover taxes, settlement of interest rate hedges and other financing activities.
(3)	Change includes restricted cash included within other assets in the Consolidated Balance Sheet.

Sysco Corporation and its Consolidated Subsidiaries

Non-GAAP Reconciliation (Unaudited)

Impact of Certain Items

Our discussion of our results includes certain non-GAAP financial measures, including EBITDA and adjusted EBITDA, that we believe provide important perspective with respect to underlying business trends. Other than free cash flow, any non-GAAP financial measures will be denoted as adjusted measures to remove the impact of restructuring and transformational project costs consisting of: (1) restructuring charges, (2) expenses associated with our various transformation initiatives and (3) facility closure and severance charges; acquisition-related costs consisting of: (1) intangible amortization expense and (2) acquisition costs and due diligence costs related to our acquisitions; and the reduction of bad debt expense previously recognized in fiscal 2020 due to the impact of the COVID-19 pandemic on the collectability of our pre-pandemic trade receivable balances. Our results for fiscal 2022 were also impacted by debt extinguishment costs and the increase in reserves for uncertain tax positions. Our results for the first 26 weeks of fiscal 2021 were also impacted by a loss on the sale of a business.

The results of our foreign operations can be impacted due to changes in exchange rates applicable in converting local currencies to U.S. dollars. We measure our total Sysco and our International Foodservice Operations results on a constant currency basis. Constant currency operating results are calculated by translating current-period local currency operating results with the currency exchange rates used to translate the financial statements in the comparable prior-year period to determine what the current-period U.S. dollar operating results would have been if the currency exchange rate had not changed from the comparable prior-year period.

Management believes that adjusting its operating expenses, operating income, net earnings and diluted earnings per share to remove these Certain Items and presenting its International Foodservice Operations results on a constant currency basis, provides an important perspective with respect to our underlying business trends and results and provides meaningful supplemental information to both management and investors that (1) is indicative of the performance of the company’s underlying operations and (2) facilitates comparisons on a year-over-year basis.

Sysco has a history of growth through acquisitions and excludes from its non-GAAP financial measures the impact of acquisition-related intangible amortization, acquisition costs and due-diligence costs for those acquisitions. We believe this approach significantly enhances the comparability of Sysco’s results for fiscal 2022 and fiscal 2021.

Set forth below is a reconciliation of sales, operating expenses, operating income, other (income) expense, net earnings and diluted earnings per share to adjusted results for these measures for the periods presented. Individual components of diluted earnings per share may not add up to the total presented due to rounding. Adjusted diluted earnings per share is calculated using adjusted net earnings divided by diluted shares outstanding.

Sysco Corporation and its Consolidated Subsidiaries

Non-GAAP Reconciliation (Unaudited)

Impact of Certain Items

(Dollars in Thousands, Except for Share and Per Share Data)

	13-Week Period Ended Jan. 1, 2022	13-Week Period Ended Dec. 26, 2020	Change in Dollars	% Change
Sales (GAAP)	$16,320,203	$11,558,982	$4,761,221	41.2%
Impact of currency fluctuations(1)	(36,077)	—	(36,077)	(0.3)

Comparable sales using a constant currency basis (Non-GAAP)	$16,284,126	$11,558,982	$4,725,144	40.9%

Gross profit (GAAP)	$2,891,150	$2,098,458	$792,692	37.8%
Impact of currency fluctuations(1)	(4,687)	—	(4,687)	(0.2)

Comparable gross profit using a constant currency basis (Non-GAAP)	$2,886,463	$2,098,458	$788,005	37.6%

Gross margin (GAAP)	17.72%	18.15%		-44	bps
Impact of currency fluctuations(1)	0.01	—		1	bps

Comparable Gross margin using a constant currency basis (Non-GAAP)	17.73%	18.15%		-43	bps

Operating expenses (GAAP)	$2,446,241	$1,886,396	$559,845	29.7%
Impact of restructuring and transformational project costs(2)	(23,469)	(34,160)	10,691	31.3
Impact of acquisition-related costs(3)	(33,732)	(18,125)	(15,607)	(86.1)
Impact of bad debt reserve adjustments(4)	6,438	30,271	(23,833)	(78.7)

Operating expenses adjusted for Certain Items (Non-GAAP)	2,395,478	1,864,382	531,096	28.5
Impact of currency fluctuations(1)	(3,433)	—	(3,433)	(0.2)

Comparable operating expenses adjusted for Certain Items using a constant currency basis (Non-GAAP)	$2,392,045	$1,864,382	$527,663	28.3%

Operating income (GAAP)	$444,909	$212,062	$232,847	109.8%
Impact of restructuring and transformational project costs(2)	23,469	34,160	(10,691)	(31.3)
Impact of acquisition-related costs(3)	33,732	18,125	15,607	86.1
Impact of bad debt reserve adjustments(4)	(6,438)	(30,271)	23,833	78.7

Operating income adjusted for Certain Items (Non-GAAP)	495,672	234,076	261,596	111.8
Impact of currency fluctuations(1)	(1,255)	—	(1,255)	(0.5)

Comparable operating income adjusted for Certain Items using a constant currency basis (Non-GAAP)	$494,417	$234,076	$260,341	111.2%

Interest expense (GAAP)	$242,899	$146,498	$96,401	65.8%
Impact of loss on extinguishment of debt	(115,603)	—	(115,603)		NM

Interest expense adjusted for Certain Items (Non-GAAP)	$127,296	$146,498	$(19,202)	(13.1)%

Net earnings (GAAP)	$167,441	$67,289	$100,152	148.8%
Impact of restructuring and transformational project costs(2)	23,469	34,160	(10,691)	(31.3)
Impact of acquisition-related costs(3)	33,732	18,125	15,607	86.1
Impact of bad debt reserve adjustments(4)	(6,438)	(30,271)	23,833	78.7
Impact of loss on extinguishment of debt	115,603	—	115,603		NM
Tax impact of restructuring and transformational project costs(5)	(5,897)	(10,666)	4,769	44.7
Tax impact of acquisition-related costs(5)	(8,475)	(5,850)	(2,625)	(44.9)
Tax impact of bad debt reserves adjustments(5)	1,617	13,071	(11,454)	(87.6)
Tax impact of loss on extinguishment of debt(5)	(29,111)	—	(29,111)		NM

Net earnings adjusted for Certain Items (Non-GAAP)	$291,941	$85,858	$206,083	240.0%

Diluted earnings per share (GAAP)	$0.33	$0.13	$0.20	153.8%
Impact of restructuring and transformational project costs(2)	0.05	0.07	(0.02)	(28.6)
Impact of acquisition-related costs(3)	0.07	0.04	0.03	75.0

Impact of bad debt reserve adjustments(4)	(0.01)	(0.06)	0.05	83.3
Impact of loss on extinguishment of debt	0.22	—	0.22		NM
Tax impact of restructuring and transformational project costs(5)	(0.01)	(0.02)	0.01	50.0
Tax impact of acquisition-related costs(5)	(0.02)	(0.01)	(0.01)	(100.0)
Tax impact of bad debt reserves adjustments(5)	—	0.03	(0.03)		NM
Tax impact of loss on extinguishment of debt(5)	(0.06)	—	(0.06)		NM

Diluted earnings per share adjusted for Certain Items (Non-GAAP)(6)	$0.57	$0.17	$0.40	235.3%

Diluted shares outstanding	514,574,889	512,742,792

(1)	Represents a constant currency adjustment, which eliminates the impact of foreign currency fluctuations on the current year results.
(2)

Fiscal 2022 includes $12 million related to restructuring, severance, and facility closure charges and $12 million related to various transformation initiative costs, primarily consisting of changes to our business technology strategy. Fiscal 2021 includes $22 million related to restructuring charges and $12 million related to various transformation initiative costs, primarily consisting of changes to our business technology strategy.

(3)	Fiscal 2022 includes $27 million of intangible amortization expense and $7 million in acquisition and due diligence costs. Fiscal 2021 represents intangible amortization expense.
(4)	Fiscal 2022 and fiscal 2021 represent the reduction of bad debt charges previously taken on pre-pandemic trade receivable balances in fiscal 2020.
(5)

The tax impact of adjustments for Certain Items are calculated by multiplying the pretax impact of each Certain Item by the statutory rates in effect for each jurisdiction where the Certain Item was incurred.

(6)

Individual components of diluted earnings per share may not add up to the total presented due to rounding. Total diluted earnings per share is calculated using adjusted net earnings divided by diluted shares outstanding.

NM represents that the percentage change is not meaningful.

Sysco Corporation and its Consolidated Subsidiaries

Non-GAAP Reconciliation (Unaudited)

Impact of Certain Items

(Dollars in Thousands, Except for Share and Per Share Data)

	13-Week Period Ended Jan. 1, 2022	13-Week Period Ended Dec. 29, 2018	Change in Dollars	% Change
Sales (GAAP)	$16,320,203	$14,765,707	$1,554,496		10.5%
Gross profit (GAAP)	2,891,150	2,771,712	119,438		4.3%
Gross margin (GAAP)	17.72%	18.77%		-106	bps
Operating expenses (GAAP)	$2,446,241	$2,319,817	$126,424		5.4%
Impact of restructuring and transformational project costs(1)	(23,469)	(134,436)	110,967	82.5
Impact of acquisition-related costs(2)	(33,732)	(17,008)	(16,724)		(98.3)
Impact of bad debt reserve adjustments(3)	6,438	—	6,438		NM

Comparable operating expenses adjusted for Certain Items (Non-GAAP)	$2,395,478	$2,168,373	$227,105		10.5%

Operating income (GAAP)	$444,909	$451,895	$(6,986)		1.5%
Impact of restructuring and transformational project costs(1)	23,469	134,436	(110,967)		(82.5)
Impact of acquisition-related costs(2)	33,732	17,008	16,724	98.3
Impact of bad debt reserve adjustments(3)	(6,438)	—	(6,438)		NM

Operating income adjusted for Certain Items (Non-GAAP)	$495,672	$603,339	$(107,667)		(17.8)%

Interest expense (GAAP)	$242,899	$87,113	$155,786		65.8%
Impact of loss on extinguishment of debt	(115,603)	—	(115,603)		NM

Interest expense adjusted for Certain Items (Non-GAAP)	$127,296	$87,113	$(19,202)		(13.1)%

Net earnings (GAAP)	$167,441	$267,380	$(99,939)		(37.4)%
Impact of restructuring and transformational project costs(1)	23,469	134,436	(110,967)		(82.5)
Impact of acquisition-related costs(2)	33,732	17,008	16,724	98.3
Impact of bad debt reserve adjustments(3)	(6,438)	—	(6,438)		NM
Impact of loss on extinguishment of debt	115,603	—	115,603		NM
Tax impact of restructuring and transformational project costs(4)	(5,897)	(34,886)	28,989	83.1
Tax impact of acquisition-related costs(4)	(8,475)	(5,611)	(2,864)		(51.0)
Tax impact of bad debt reserves adjustments(4)	1,617	—	1,617		NM
Tax impact of loss on extinguishment of debt(4)	(29,111)	—	(29,111)		NM
Impact of adjustments to uncertain tax positions	—	15,154	(15,154)		NM

Net earnings adjusted for Certain Items (Non-GAAP)	$291,941	$393,481	$(101,540)		(25.8)%

Diluted earnings per share (GAAP)	$0.33	$0.51	$(0.18)		(35.3)%
Impact of restructuring and transformational project costs(1)	0.05	0.26	(0.21)		(80.8)
Impact of acquisition-related costs(2)	0.07	0.03	0.04	133.3
Impact of bad debt reserve adjustments(3)	(0.01)	—	(0.01)		NM
Impact of loss on extinguishment of debt	0.22	—
Tax impact of restructuring and transformational project costs(4)	(0.01)	(0.07)	0.06	85.7
Tax impact of acquisition-related costs(4)	(0.02)	(0.01)	(0.01)		(100.0)
Tax impact of loss on extinguishment of debt(4)	(0.06)	—	(0.06)		NM
Impact of adjustments to uncertain tax positions	—	0.03	(0.03)		NM

Diluted earnings per share adjusted for Certain Items (Non-GAAP)(5)	$0.57	$0.75	$(0.18)		(24.0)%

(1)

Fiscal 2022 includes $12 million related to restructuring, severance, and facility closure charges and $12 million related to various transformation initiative costs, primarily consisting of changes to our business technology strategy. Fiscal 2019 includes $53 million related to various transformation initiative costs, primarily consisting of changes to our business technology strategy, of which $17 million relates to accelerated depreciation related to software that is being replaced, and $81 million related to severance, restructuring and facility closure charges in Europe and Canada, of which $55 million relates to our France restructuring as part of our integration of Brake France and Davigel into Sysco France.

(2)	Fiscal 2022 includes $27 million of intangible amortization expense and $7 million in acquisition and due diligence costs. Fiscal 2019 includes intangible amortization expense.
(3)	Fiscal 2022 represents the reduction of bad debt charges previously taken on pre-pandemic trade receivable balances in fiscal 2020.
(4)

The tax impact of adjustments for Certain Items is calculated by multiplying the pretax impact of each Certain Item by the statutory rates in effect for each jurisdiction where the Certain Item was incurred.

(5)

Individual components of diluted earnings per share may not add up to the total presented due to rounding. Total diluted earnings per share is calculated using adjusted net earnings divided by diluted shares outstanding.

NM represents that the percentage change is not meaningful.

Sysco Corporation and its Consolidated Subsidiaries

Non-GAAP Reconciliation (Unaudited)

Impact of Certain Items

(Dollars in Thousands, Except for Share and Per Share Data)

	26-Week Period Ended Jan. 1, 2022	26-Week Period Ended Dec. 26, 2020	Change in Dollars	% Change
Sales (GAAP)	$32,776,749	$23,336,361	$9,440,388	40.5%
Impact of currency fluctuations(1)	(160,803)	—	(160,803)	(0.7)

Comparable sales using a constant currency basis (Non-GAAP)	$32,615,946	$23,336,361	$9,279,585	39.8%

Gross profit (GAAP)	$5,862,858	$4,318,303	$1,544,555	35.8%
Impact of currency fluctuations(1)	(28,551)	—	(28,551)	(0.7)

Comparable gross profit using a constant currency basis (Non-GAAP)	$5,834,307	$4,318,303	$1,516,004	35.1%

Gross margin (GAAP)	17.89%	18.50%		-62	bps
Impact of currency fluctuations(1)	—	—		0	bps

Comparable Gross margin using a constant currency basis (Non-GAAP)	17.89%	18.50%		-62	bps

Operating expenses (GAAP)	$4,786,267	$3,686,662	$1,099,605	29.8%
Impact of restructuring and transformational project costs(2)	(47,980)	(60,124)	12,144	20.2
Impact of acquisition-related costs(3)	(69,658)	(35,880)	(33,778)	(94.1)
Impact of bad debt reserve adjustments(4)	13,499	128,899	(115,400)	(89.5)

Operating expenses adjusted for Certain Items (Non-GAAP)	4,682,128	3,719,557	962,571	25.9
Impact of currency fluctuations(1)	(25,184)	—	(25,184)	(0.7)

Comparable operating expenses adjusted for Certain Items using a constant currency basis (Non-GAAP)	$4,656,944	$3,719,557	$937,387	25.2%

Operating income (GAAP)	$1,076,591	$631,641	$444,950	70.4%
Impact of restructuring and transformational project costs(2)	47,980	60,124	(12,144)	(20.2)
Impact of acquisition-related costs(3)	69,658	35,880	33,778	94.1
Impact of bad debt reserve adjustments(4)	(13,499)	(128,899)	115,400	89.5

Operating income adjusted for Certain Items (Non-GAAP)	1,180,730	598,746	581,984	97.2
Impact of currency fluctuations(1)	(3,367)	—	(3,367)	0.6

Comparable operating income adjusted for Certain Items using a constant currency basis (Non-GAAP)	$1,177,363	$598,746	$578,617	96.6%

Interest expense (GAAP)	$371,113	$293,215	$77,898	26.6%
Impact of loss on extinguishment of debt	(115,603)	—	(115,603)		NM

Interest expense adjusted for Certain Items (Non-GAAP)	$255,510	$293,215	$(37,705)	(12.9)%

Other income (GAAP)	$(13,928)	$(1,432)	$(12,496)		NM
Impact of loss on sale of business	—	(12,043)	12,043		NM

Other income adjusted for Certain Items (Non-GAAP)	$(13,928)	$(13,475)	$(453)	(3.4)%

Net earnings (GAAP)	$545,454	$284,189	$261,265	91.9%
Impact of restructuring and transformational project costs(2)	47,980	60,124	(12,144)	(20.2)
Impact of acquisition-related costs(3)	69,658	35,880	33,778	94.1
Impact of bad debt reserve adjustments(4)	(13,499)	(128,899)	115,400	89.5
Impact of loss on extinguishment of debt	115,603	—	115,603		NM
Impact of loss on sale of business	—	12,043	(12,043)		NM
Tax impact of restructuring and transformational project costs(5)	(12,082)	(16,586)	4,504	27.2
Tax impact of acquisition-related costs(5)	(17,541)	(9,898)	(7,643)	(77.2)
Tax impact of bad debt reserves adjustments(5)	3,399	35,559	(32,160)	(90.4)
Tax impact of loss on extinguishment of debt(5)	(29,111)	—	(29,111)		NM
Tax impact of loss on sale of business(5)	—	(7,553)	7,553		NM
Impact of adjustments to uncertain tax positions	12,000	—	12,000		NM

Impact of foreign tax rate change	—	(5,548)	5,548	NM

Net earnings adjusted for Certain Items (Non-GAAP)	$721,861	$259,311	$462,550	178.4%

Diluted earnings per share (GAAP)	$1.06	$0.56	$0.50	89.3%
Impact of restructuring and transformational project costs(2)	0.09	0.12	(0.03)	(25.0)
Impact of acquisition-related costs(3)	0.14	0.07	0.07	100.0
Impact of bad debt reserve adjustments(4)	(0.03)	(0.25)	0.22	88.0
Impact of loss on extinguishment of debt	0.22	—	0.22	NM
Impact of loss on sale of business	—	0.02	(0.02)	NM
Tax impact of restructuring and transformational project costs(5)	(0.02)	(0.03)	0.01	33.3
Tax impact of acquisition-related costs(5)	(0.03)	(0.02)	(0.01)	(50.0)
Tax impact of bad debt reserves adjustments(5)	0.01	0.07	(0.06)	(85.7)
Tax impact of loss on extinguishment of debt(5)	(0.06)	—	(0.06)	NM
Tax impact of Impact of loss on sale of business(5)	—	(0.01)	0.01	NM
Impact of adjustments to uncertain tax positions	0.02	—	0.02	NM
Impact of foreign tax rate change	—	(0.01)	0.01	NM

Diluted earnings per share adjusted for Certain Items (Non-GAAP)(6)	$1.40	$0.51	$0.89	174.5%

Diluted shares outstanding	515,178,910	511,740,778

(1)	Represents a constant currency adjustment, which eliminates the impact of foreign currency fluctuations on the current year results.
(2)

Fiscal 2022 includes $28 million related to various transformation initiative costs, primarily consisting of changes to our business technology strategy and $20 million related to restructuring charges, severance and facility closure charges. Fiscal 2021 includes $33 million related to restructuring, severance and facility closure charges, and $27 million related to various transformation initiative costs, primarily consisting of changes to our business technology strategy.

(3)	Fiscal 2022 includes $48 million of intangible amortization expense and $21 million in acquisition and due diligence costs. Fiscal 2021 represents intangible amortization expense.
(4)	Fiscal 2022 and fiscal 2021 represent the reduction of bad debt charges previously taken on pre-pandemic trade receivable balances in fiscal 2020.
(5)

The tax impact of adjustments for Certain Items is calculated by multiplying the pretax impact of each Certain Item by the statutory rates in effect for each jurisdiction where the Certain Item was incurred.

(6)

Individual components of diluted earnings per share may not add up to the total presented due to rounding. Total diluted earnings per share is calculated using adjusted net earnings divided by diluted shares outstanding.

NM represents that the percentage change is not meaningful.

Sysco Corporation and its Consolidated Subsidiaries

Non-GAAP Reconciliation (Unaudited)

Impact of Certain Items

(Dollars in Thousands, Except for Share and Per Share Data)

	26-Week Period Ended Jan. 1, 2022	26-Week Period Ended Dec. 29, 2018	Change in Dollars	% Change
Sales (GAAP)	$32,776,749	$29,980,986	$2,795,763		9.3%
Gross profit (GAAP)	5,862,858	5,675,497	187,361		3.3%
Gross margin (GAAP)	17.89%	18.93%		-104	bps
Operating expenses (GAAP)	$4,786,267	$4,595,462	$190,805		4.2%
Impact of restructuring and transformational project costs(1)	(47,980)	(175,339)	127,359	72.6
Impact of acquisition-related costs(2)	(69,658)	(39,645)	(30,013)		(75.7)
Impact of bad debt reserve adjustments(3)	13,499	—	13,499		NM

Comparable operating expenses adjusted for Certain Items (Non-GAAP)	$4,682,128	$4,380,478	$301,650		6.9%

Operating income (GAAP)	$1,076,591	$1,080,035	$(3,444)		(0.3)%
Impact of restructuring and transformational project costs(1)	47,980	175,339	(127,359)		(72.6)
Impact of acquisition-related costs(2)	69,658	39,645	30,013	75.7
Impact of bad debt reserve adjustments(3)	(13,499)	—	(13,499)		NM

Operating income adjusted for Certain Items (Non-GAAP)	$1,180,730	$1,295,019	$(114,289)		(8.8)%

Interest expense (GAAP)	$371,113	$176,129	$194,984		110.7%
Impact of loss on extinguishment of debt	(115,603)	—	(115,603)		NM

Interest expense adjusted for Certain Items (Non-GAAP)	$255,510	$176,129	$79,381		45.1%

Net earnings (GAAP)	$545,454	$698,422	$(152,968)		(21.9)%
Impact of restructuring and transformational project costs(1)	47,980	175,339	(127,359)		(72.6)
Impact of acquisition-related costs(2)	69,658	39,645	30,013	75.7
Impact of bad debt reserve adjustments(3)	(13,499)	—	(13,499)		NM
Impact of loss on extinguishment of debt	115,603	—	115,603		NM
Tax impact of restructuring and transformational project costs(4)	(12,082)	(45,560)	33,478	73.5
Tax impact of acquisition-related costs(4)	(17,541)	(10,302)	(7,239)		(70.3)
Tax impact of bad debt reserves adjustments(4)	3,399	—	3,399		NM
Tax impact of loss on extinguishment of debt(4)	(29,111)	—	(29,111)		NM
Impact of adjustments to uncertain tax positions	12,000	15,154	(3,154)		(20.8)

Net earnings adjusted for Certain Items (Non-GAAP)	$721,861	$872,698	$(150,837)		(17.3)%

Diluted earnings per share (GAAP)	$1.06	$1.33	$(0.27)		(20.3)%
Impact of restructuring and transformational project costs(1)	0.09	0.33	(0.24)		(72.7)
Impact of acquisition-related costs(2)	0.14	0.08	0.06	75.0
Impact of bad debt reserve adjustments(3)	(0.03)	—	(0.03)		NM
Impact of loss on extinguishment of debt	0.22	—	0.22		NM
Tax impact of restructuring and transformational project costs(4)	(0.02)	(0.09)	0.07	77.8
Tax impact of acquisition-related costs(4)	(0.03)	(0.02)	(0.01)		(50.0)
Tax impact of bad debt reserves adjustments(4)	0.01	—	0.01		NM
Tax impact of loss on extinguishment of debt(4)	(0.06)	—	(0.06)		NM
Impact of adjustments to uncertain tax positions	0.02	0.03	(0.01)		(33.3)

Diluted earnings per share adjusted for Certain Items (Non-GAAP)(5)	$1.40	$1.66	$(0.26)		(15.7)%

(1)

Fiscal 2022 includes $28 million related to various transformation initiative costs, primarily consisting of changes to our business technology strategy and $20 million related to restructuring charges, severance and facility closure charges. Fiscal 2019 includes $79 million related to various transformation initiative costs, primarily consisting of changes to our business technology strategy, of which $17 million relates to accelerated depreciation related to software that is being replaced, and $96 million related to severance, restructuring and facility closure charges in Europe and Canada, of which $56 million relates to our France restructuring as part of our integration of Brake France and Davigel into Sysco France.

(2)

Fiscal 2022 includes $48 million of intangible amortization expense and $21 million in acquisition and due diligence costs. Fiscal 2019 includes $39 million of intangible amortization expense and $1 million of acquisition costs.

(3)	Fiscal 2022 represents the reduction of bad debt charges previously taken on pre-pandemic trade receivable balances in fiscal 2020.
(4)

The tax impact of adjustments for Certain Items is calculated by multiplying the pretax impact of each Certain Item by the statutory rates in effect for each jurisdiction where the Certain Item was incurred.

(5)

Individual components of diluted earnings per share may not add up to the total presented due to rounding. Total diluted earnings per share is calculated using adjusted net earnings divided by diluted shares outstanding.

NM represents that the percentage change is not meaningful.

Sysco Corporation and its Consolidated Subsidiaries

Segment Results

Non-GAAP Reconciliation (Unaudited)

Impact of Certain Items on Applicable Segments

(Dollars in Thousands)

	13-Week Period Ended Jan. 1, 2022	13-Week Period Ended Dec. 26, 2020	Change in Dollars	%/bps Change
U.S. FOODSERVICE OPERATIONS
Sales (GAAP)	$11,498,155	$7,924,143	$3,574,012	45.1%
Gross profit (GAAP)	2,139,278	1,559,322	579,956	37.2%
Gross margin (GAAP)	18.61%	19.68%		-107	bps
Operating expenses (GAAP)	$1,462,456	$1,074,071	$388,385	36.2%
Impact of restructuring and transformational project costs	(16)	(1,784)	1,768	99.1
Impact of acquisition-related costs(1)	(13,131)	—	(13,131)		NM
Impact of bad debt reserve adjustments(2)	5,249	15,239	(9,990)	(65.6)

Operating expenses adjusted for Certain Items (Non-GAAP)	$1,454,558	$1,087,526	$367,032	33.7%

Operating income (GAAP)	$676,822	$485,251	$191,571	39.5%
Impact of restructuring and transformational project costs	16	1,784	(1,768)	(99.1)
Impact of acquisition-related costs(1)	13,131	—	13,131		NM
Impact of bad debt reserve adjustments(2)	(5,249)	(15,239)	9,990	65.6

Operating income adjusted for Certain Items (Non-GAAP)	$684,720	$471,796	$212,924	45.1%

INTERNATIONAL FOODSERVICE OPERATIONS
Sales (GAAP)	$2,806,272	$1,967,789	$838,483	42.6%
Impact of currency fluctuations(3)	(34,061)	—	(34,061)	(1.7)

Comparable sales using a constant currency basis (Non-GAAP)	$2,772,211	$1,967,789	$804,422	40.9%

Gross profit (GAAP)	$565,931	$373,840	$192,091	51.4%
Impact of currency fluctuations(3)	(4,033)	—	(4,033)	(1.1)

Comparable gross profit using a constant currency basis (Non-GAAP)	$561,898	$373,840	$188,058	50.3%

Gross margin (GAAP)	20.17%	19.00%		116	bps
Impact of currency fluctuations(3)	(0.10)	—		-10	bps

Comparable gross margin using a constant currency basis (Non-GAAP)	20.27%	19.00%		127	bps

Operating expenses (GAAP)	$555,186	$453,789	$101,397	22.3%
Impact of restructuring and transformational project costs(4)	(11,621)	(20,405)	8,784	43.0
Impact of acquisition-related costs(5)	(18,475)	(18,125)	(350)	(1.9)
Impact of bad debt reserve adjustments(2)	1,191	13,797	(12,606)	(91.4)

Operating expenses adjusted for Certain Items (Non-GAAP)	526,281	429,056	97,225	22.7
Impact of currency fluctuations(3)	(3,194)	—	(3,194)	(0.7)

Comparable operating expenses adjusted for Certain Items using a constant currency basis (Non-GAAP)	$523,087	$429,056	$94,031	21.9%

Operating income (loss) (GAAP)	$10,745	$(79,949)	$90,694	113.4%
Impact of restructuring and transformational project costs(4)	11,621	20,405	(8,784)	(43.0)
Impact of acquisition-related costs(5)	18,475	18,125	350	1.9
Impact of bad debt reserve adjustments(2)	(1,191)	(13,797)	12,606	91.4

Operating income (loss) adjusted for Certain Items (Non-GAAP)	39,650	(55,216)	94,866	171.8
Impact of currency fluctuations(3)	(839)	—	(839)	(1.5)

Comparable operating income (loss) adjusted for Certain Items using a constant currency basis (Non-GAAP)	$38,811	$(55,216)	$94,027	170.3%

SYGMA
Sales (GAAP)	$1,771,323	$1,520,401	$250,922		16.5%
Gross profit (GAAP)	136,952	129,299	7,653		5.9%
Gross margin (GAAP)	7.73%	8.50%		-77	bps
Operating expenses (GAAP)	$143,681	$117,971	$25,710		21.8%
Impact of restructuring and transformational project costs	—	6	(6)		NM

Operating expenses adjusted for Certain Items (Non-GAAP)	$143,681	$117,977	$25,704		21.8%

Operating (loss) income (GAAP)	$(6,729)	$11,328	$(18,057)		(159.4)%
Impact of restructuring and transformational project costs	—	(6)	6		NM

Operating (loss) income adjusted for Certain Items (Non-GAAP)	$(6,729)	$11,322	$(18,051)		(159.4)%

OTHER
Sales (GAAP)	$244,453	$146,649	$97,804		66.7%
Gross profit (GAAP)	54,809	35,766	19,043		53.2%
Gross margin (GAAP)	22.42%	24.39%		-197	bps
Operating expenses (GAAP)	$54,626	$36,785	$17,841		48.5%
Impact of bad debt reserve adjustments(2)	(2)	1,235	(1,237)		(100.2)

Operating expenses adjusted for Certain Items (Non-GAAP)	$54,624	$38,020	$16,604		43.7%

Operating income (loss) (GAAP)	$183	$(1,018)	$1,201		118.0%
Impact of bad debt reserve adjustments(2)	2	(1,235)	1,237	100.2

Operating income (loss) adjusted for Certain Items (Non-GAAP)	$185	$(2,253)	$2,438		108.2%

GLOBAL SUPPORT CENTER
Gross (loss) profit (GAAP)	$(5,820)	$230	$(6,050)		NM
Operating expenses (GAAP)	$230,292	$203,780	$26,512		13.0%
Impact of restructuring and transformational project costs(6)	(11,832)	(11,977)	145	1.2
Impact of acquisition-related costs(7)	(2,126)	—	(2,126)		NM

Operating expenses adjusted for Certain Items (Non-GAAP)	$216,334	$191,803	$24,531		12.8%

Operating loss (GAAP)	$(236,112)	$(203,550)	$(32,562)		(16.0)%
Impact of restructuring and transformational project costs(6)	11,832	11,977	(145)		(1.2)
Impact of acquisition-related costs(7)	2,126	—	2,126		NM

Operating loss adjusted for Certain Items (Non-GAAP)	$(222,154)	$(191,573)	$(30,581)		(16.0)%

TOTAL SYSCO
Sales (GAAP)	$16,320,203	$11,558,982	$4,761,221		41.2%
Gross profit (GAAP)	2,891,150	2,098,458	792,692		37.8%
Gross margin (GAAP)	17.72%	18.15%		-44	bps
Operating expenses (GAAP)	$2,446,241	$1,886,396	$559,845		29.7%
Impact of restructuring and transformational project costs(4)(6)	(23,469)	(34,160)	10,691	31.3
Impact of acquisition-related costs(1)(5)(7)	(33,732)	(18,125)	(15,607)		(86.1)
Impact of bad debt reserve adjustments(2)	6,438	30,271	(23,833)		(78.7)

Operating expenses adjusted for Certain Items (Non-GAAP)	$2,395,478	$1,864,382	$531,096		28.5%

Operating income (GAAP)	$444,909	$212,062	$232,847	109.8%
Impact of restructuring and transformational project costs(4)(6)	23,469	34,160	(10,691)	(31.3)
Impact of acquisition-related costs(1)(5)(7)	33,732	18,125	15,607	86.1
Impact of bad debt reserve adjustments(2)	(6,438)	(30,271)	23,833	78.7

Operating income adjusted for Certain Items (Non-GAAP)	$495,672	$234,076	$261,596	111.8%

(1)	Fiscal 2022 includes intangible amortization expense and acquisition costs.
(2)	Fiscal 2022 and fiscal 2021 represent the reduction of bad debt charges previously taken on pre-pandemic trade receivable balances in fiscal 2020.
(3)	Represents a constant currency adjustment, which eliminates the impact of foreign currency fluctuations on current year results.
(4)	Includes restructuring and facility closure costs primarily in Europe.
(5)	Represents intangible amortization expense.
(6)	Includes various transformation initiative costs, primarily consisting of changes to our business technology strategy.
(7)	Represents due diligence costs.

NM represents that the percentage change is not meaningful.

Sysco Corporation and its Consolidated Subsidiaries

Segment Results

Non-GAAP Reconciliation (Unaudited)

Impact of Certain Items on Applicable Segments

(Dollars in Thousands)

	26-Week Period Ended Jan. 1, 2022	26-Week Period Ended Dec. 26, 2020	Change in Dollars	%/bps Change
U.S. FOODSERVICE OPERATIONS
Sales (GAAP)	$23,101,118	$15,845,676	$7,255,442	45.8%
Gross profit (GAAP)	4,324,432	3,159,029	1,165,403	36.9%
Gross margin (GAAP)	18.72%	19.94%		-122	bps
Operating expenses (GAAP)	$2,850,087	$2,085,369	$764,718	36.7%
Impact of restructuring and transformational project costs	(19)	(2,724)	2,705	99.3
Impact of acquisition-related costs(1)	(17,785)	—	(17,785)		NM
Impact of bad debt reserve adjustments(2)	11,669	101,556	(89,887)	(88.5)

Operating expenses adjusted for Certain Items (Non-GAAP)	$2,843,952	$2,184,201	$659,751	30.2%

Operating income (GAAP)	$1,474,345	$1,073,660	$400,685	37.3%
Impact of restructuring and transformational project costs	19	2,724	(2,705)	(99.3)
Impact of acquisition-related costs(1)	17,785	—	17,785		NM
Impact of bad debt reserve adjustments(2)	(11,669)	(101,556)	89,887	88.5

Operating income adjusted for Certain Items (Non-GAAP)	$1,480,480	$974,828	$505,652	51.9%

INTERNATIONAL FOODSERVICE OPERATIONS
Sales (GAAP)	$5,701,519	$4,131,482	$1,570,037	38.0%
Impact of currency fluctuations(3)	(155,456)	—	(155,456)	(3.8)

Comparable sales using a constant currency basis (Non-GAAP)	$5,546,063	$4,131,482	$1,414,581	34.2%

Gross profit (GAAP)	$1,155,065	$824,238	$330,827	40.1%
Impact of currency fluctuations(3)	(26,767)	—	(26,767)	(3.2)

Comparable gross profit using a constant currency basis (Non-GAAP)	$1,128,298	$824,238	$304,060	36.9%

Gross margin (GAAP)	20.26%	19.95%		31	bps
Impact of currency fluctuations(3)	(0.09)	—		9	bps

Comparable gross margin using a constant currency basis (Non-GAAP)	20.34%	19.95%		39	bps

Operating expenses (GAAP)	$1,107,644	$904,724	$202,920	22.4%
Impact of restructuring and transformational project costs(4)	(21,047)	(33,398)	12,351	37.0
Impact of acquisition-related costs(5)	(37,131)	(35,880)	(1,251)	(3.5)
Impact of bad debt reserve adjustments(2)	1,831	25,227	(23,396)	(92.7)

Operating expenses adjusted for Certain Items (Non-GAAP)	1,051,297	860,673	190,624	22.1
Impact of currency fluctuations(3)	(24,268)	—	(24,268)	(2.8)

Comparable operating expenses adjusted for Certain Items using a constant currency basis (Non-GAAP)	$1,027,029	$860,673	$166,356	19.3%

Operating income (loss) (GAAP)	$47,421	$(80,486)	$127,907	158.9%
Impact of restructuring and transformational project costs(4)	21,047	33,398	(12,351)	(37.0)
Impact of acquisition-related costs(5)	37,131	35,880	1,251	3.5
Impact of bad debt reserve adjustments(2)	(1,831)	(25,227)	23,396	92.7

Operating income (loss) adjusted for Certain Items (Non-GAAP)	103,768	(36,435)	140,203		NM
Impact of currency fluctuations(3)	(2,499)	—	(2,499)		NM

Comparable operating income (loss) adjusted for Certain Items using a constant currency basis (Non-GAAP)	$101,269	$(36,435)	$137,704		NM

SYGMA
Sales (GAAP)	$3,475,356	$3,044,549	$430,807		14.2%
Gross profit (GAAP)	275,109	260,840	14,269		5.5%
Gross margin (GAAP)	7.92%	8.57%		-65	bps
Operating expenses (GAAP)	$284,285	$237,820	$46,465		19.5%
Impact of restructuring and transformational project costs	—	(7)	7		NM

Operating expenses adjusted for Certain Items (Non-GAAP)	$284,285	$237,813	$46,472		19.5%

Operating (loss) income (GAAP)	$(9,176)	$23,020	$(32,196)		(139.9)%
Impact of restructuring and transformational project costs	—	7	(7)		NM

Operating (loss) income adjusted for Certain Items (Non-GAAP)	$(9,176)	$23,027	$(32,203)		(139.8)%

OTHER
Sales (GAAP)	$498,756	$314,654	$184,102		58.5%
Gross profit (GAAP)	113,830	76,197	37,633		49.4%
Gross margin (GAAP)	22.82%	24.22%		-139	bps
Operating expenses (GAAP)	$107,191	$77,220	$29,971		38.8%
Impact of bad debt reserve adjustments(2)	(1)	2,116	(2,117)		(100.0)

Operating expenses adjusted for Certain Items (Non-GAAP)	$107,190	$79,336	$27,854		35.1%

Operating income (loss) (GAAP)	$6,639	$(1,023)	$7,662		NM
Impact of bad debt reserve adjustments(2)	1	(2,116)	2,117	100.0

Operating income (loss) adjusted for Certain Items (Non-GAAP)	$6,640	$(3,139)	$9,779		NM

GLOBAL SUPPORT CENTER
Gross loss (GAAP)	$(5,578)	$(2,001)	$(3,577)		(178.8)%
Operating expenses (GAAP)	$437,060	$381,529	$55,531		14.6%
Impact of restructuring and transformational project costs(6)	(26,914)	(23,995)	(2,919)		(12.2)
Impact of acquisition-related costs(7)	(14,742)	—	(14,742)		NM

Operating expenses adjusted for Certain Items (Non-GAAP)	$395,404	$357,534	$37,870		10.6%

Operating loss (GAAP)	$(442,638)	$(383,530)	$(59,108)		(15.4)%
Impact of restructuring and transformational project costs(6)	26,914	23,995	2,919	12.2
Impact of acquisition-related costs(7)	14,742	—	14,742		NM

Operating loss adjusted for Certain Items (Non-GAAP)	$(400,982)	$(359,535)	$(41,447)		(11.5)%

TOTAL SYSCO
Sales (GAAP)	$32,776,749	$23,336,361	$9,440,388		40.5%
Gross profit (GAAP)	5,862,858	4,318,303	1,544,555		35.8%
Gross margin (GAAP)	17.89%	18.50%		-62	bps
Operating expenses (GAAP)	$4,786,267	$3,686,662	$1,099,605		29.8%
Impact of restructuring and transformational project costs(4)(6)	(47,980)	(60,124)	12,144	20.2
Impact of acquisition-related costs(1)(5)(7)	(69,658)	(35,880)	(33,778)		(94.1)
Impact of bad debt reserve adjustments(2)	13,499	128,899	(115,400)		(89.5)

Operating expenses adjusted for Certain Items (Non-GAAP)	$4,682,128	$3,719,557	$962,571		25.9%

Operating income (GAAP)	$1,076,591	$631,641	$444,950	70.4%
Impact of restructuring and transformational project costs(4)(6)	47,980	60,124	(12,144)	(20.2)
Impact of acquisition-related costs(1)(5)(7)	69,658	35,880	33,778	94.1
Impact of bad debt reserve adjustments(2)	(13,499)	(128,899)	115,400	89.5

Operating income adjusted for Certain Items (Non-GAAP)	$1,180,730	$598,746	$581,984	97.2%

(1)	Fiscal 2022 includes intangible amortization expense and acquisition costs.
(2)	Fiscal 2022 and fiscal 2021 represent the reduction of bad debt charges previously taken on pre-pandemic trade receivable balances in fiscal 2020.
(3)	Represents a constant currency adjustment, which eliminates the impact of foreign currency fluctuations on current year results.
(4)	Includes restructuring, severance and facility closure costs primarily in Europe.
(5)	Represents intangible amortization expense.
(6)	Includes various transformation initiative costs, primarily consisting of changes to our business technology strategy.
(7)	Represents due diligence costs.

NM represents that the percentage change is not meaningful.

Sysco Corporation and its Consolidated Subsidiaries

Non-GAAP Reconciliation (Unaudited)

Free Cash Flow

(In Thousands)

Free cash flow represents net cash provided from operating activities less purchases of plant and equipment and includes proceeds from sales of plant and equipment. Sysco considers free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business after the purchases and sales of buildings, fleet, equipment and technology, which may potentially be used to pay for, among other things, strategic uses of cash including dividend payments, share repurchases and acquisitions. However, free cash flow may not be available for discretionary expenditures, as it may be necessary that we use it to make mandatory debt service or other payments. Free cash flow should not be used as a substitute for the most comparable GAAP financial measure in assessing the company’s liquidity for the periods presented. An analysis of any non-GAAP financial measure should be used in conjunction with results presented in accordance with GAAP. In the table that follows, free cash flow for each period presented is reconciled to net cash provided by operating activities.

	26-Week Period Ended Jan. 1, 2022	26-Week Period Ended Dec. 26, 2020	26-Week Period Change in Dollars
Net cash provided by operating activities (GAAP)	$377,047	$936,678	$(559,631)
Additions to plant and equipment	(181,374)	(163,944)	(17,430)
Proceeds from sales of plant and equipment	5,450	15,510	(10,060)

Free Cash Flow (Non-GAAP)	$201,123	$788,244	$(587,121)

	26-Week Period Ended Jan. 1, 2022	26-Week Period Ended Dec. 29, 2018	26-Week Period Change in Dollars
Net cash provided by operating activities (GAAP)	$377,047	$917,790	$(540,743)
Additions to plant and equipment	(181,374)	(223,825)	42,451
Proceeds from sales of plant and equipment	5,450	6,901	(1,451)

Free Cash Flow (Non-GAAP)	$201,123	$700,866	$(499,743)

Sysco Corporation and its Consolidated Subsidiaries

Non-GAAP Reconciliation (Unaudited)

Impact of Certain Items on Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA)

(Dollars in Thousands)

EBITDA represents net earnings (loss) plus (i) interest expense, (ii) income tax expense and benefit, (iii) depreciation and (iv) amortization. The net earnings (loss) component of our EBITDA calculation is impacted by Certain Items that we do not consider representative of our underlying performance. As a result, in the non-GAAP reconciliations below for each period presented, adjusted EBITDA is computed as EBITDA plus the impact of Certain Items, excluding Certain items related to interest expense, income taxes, depreciation and amortization. Sysco’s management considers growth in this metric to be a measure of overall financial performance that provides useful information to management and investors about the profitability of the business, as it facilitates comparison of performance on a consistent basis from period to period by providing a measurement of recurring factors and trends affecting our business. Additionally, it is a commonly used component metric used to inform on capital structure decisions. Adjusted EBITDA should not be used as a substitute for the most comparable GAAP financial measure in assessing the company’s financial performance for the periods presented. An analysis of any non-GAAP financial measure should be used in conjunction with results presented in accordance with GAAP. In the tables that follow, adjusted EBITDA for each period presented is reconciled to net earnings.

	13-Week Period Ended Jan. 1, 2022	13-Week Period Ended Dec. 26, 2020	Change in Dollars	% Change
Net earnings (GAAP)	$167,441	$67,289	$100,152	148.8%
Interest (GAAP)	242,899	146,498	96,401	65.8
Income taxes (GAAP)	45,245	13,831	31,414	227.1
Depreciation and amortization (GAAP)	191,297	184,811	6,486	3.5

EBITDA (Non-GAAP)	$646,882	$412,429	$234,453	56.8%
Certain Item adjustments:
Impact of restructuring and transformational project costs(1)	23,193	29,674	(6,481)	(21.8)%
Impact of acquisition-related costs(2)	7,085	—	7,085	NM
Impact of bad debt reserve adjustments(3)	(6,438)	(30,271)	23,833	78.7

EBITDA adjusted for Certain Items (Non-GAAP)(4)	$670,722	$411,832	$258,890	62.9%

(1)

Fiscal 2022 and fiscal 2021 includes charges related to restructuring, severance, and facility closures, as well as various transformation initiative costs, primarily consisting of changes to our business technology strategy, excluding charges related to accelerated depreciation.

(2)	Fiscal 2022 includes acquisition and due diligence costs.
(3)	Fiscal 2022 and fiscal 2021 represent the reduction of bad debt charges previously taken on pre-pandemic trade receivable balances in fiscal 2020.
(4)

In arriving at adjusted EBITDA, Sysco does not adjust out interest income of $1 million and $3 million for fiscal 2022 and fiscal 2021, respectively, or non-cash stock compensation expense of $31 million and $20 million for fiscal 2022 and fiscal 2021, respectively.

NM represents that the percentage change is not meaningful.

	13-Week Period Ended Jan. 1, 2022	13-Week Period Ended Dec. 29, 2018	Change in Dollars	% Change
Net earnings (GAAP)	$167,441	$267,380	$(99,939)	(37.4)%
Interest (GAAP)	242,899	87,113	155,786	178.8
Income taxes (GAAP)	45,245	87,205	(41,960)	(48.1)
Depreciation and amortization (GAAP)	191,297	204,786	(13,489)	(6.6)

EBITDA (Non-GAAP)	$646,882	$646,484	$398	0.1%
Certain Item adjustments:
Impact of restructuring and transformational project costs(1)	23,193	106,881	(83,688)	(78.3)%
Impact of acquisition-related costs(2)	7,085	(1,250)	8,335	NM
Impact of bad debt reserve adjustments(3)	(6,438)	—	(6,438)	NM

EBITDA adjusted for Certain Items (Non-GAAP)(4)	$670,722	$752,115	$(81,393)	(10.8)%

(1)

Fiscal 2022 includes charges related to restructuring, severance, and facility closures, as well as various transformation initiative costs, primarily consisting of changes to our business technology strategy, excluding charges related to accelerated depreciation. Fiscal 2019 includes $81 million related to severance, restructuring and facility closure charges, as well as various transformation initiative costs, excluding charges related to accelerated depreciation.

(2)	Fiscal 2022 includes acquisition and due diligence costs. Fiscal 2019 represents acquisition costs.
(3)	Fiscal 2022 represents the reduction of bad debt charges previously taken on pre-pandemic trade receivable balances in fiscal 2020.
(4)

In arriving at adjusted EBITDA, Sysco does not adjust out interest income of $1 million and $1 million for fiscal 2022 and fiscal 2019, respectively, or non-cash stock compensation expense of $31 million and $25 million in fiscal 2022 and fiscal 2019, respectively.

NM represents that the percentage change is not meaningful.

	26-Week Period Ended Jan. 1, 2022	26-Week Period Ended Dec. 26, 2020	Change in Dollars	% Change
Net earnings (GAAP)	$545,454	$284,189	$261,265	91.9%
Interest (GAAP)	371,113	293,215	77,898	26.6
Income taxes (GAAP)	173,952	55,669	118,283	212.5
Depreciation and amortization (GAAP)	377,763	365,332	12,431	3.4

EBITDA (Non-GAAP)	$1,468,282	$998,405	$469,877	47.1%
Certain Item adjustments:
Impact of restructuring and transformational project costs(1)	47,440	54,951	(7,511)	(13.7)
Impact of acquisition-related costs(2)	21,306	—	21,306	NM
Impact of bad debt reserve adjustments(3)	(13,499)	(128,899)	115,400	(89.5)
Impact of loss on sale of business	—	12,043	(12,043)	NM

EBITDA adjusted for Certain Items (Non-GAAP)(4)	$1,523,529	$936,500	$587,029	62.7%

(1)	Includes various transformation initiative costs, primarily consisting of changes to our business technology strategy, excluding charges related to accelerated depreciation.
(2)	Fiscal 2022 includes acquisition and due diligence costs.
(3)	Fiscal 2022 and fiscal 2021 represent the reduction of bad debt charges previously taken on pre-pandemic trade receivable balances in fiscal 2020.
(4)

In arriving at adjusted EBITDA, Sysco does not adjust out interest income of $3 million and $7 million or non-cash stock compensation expense of $60 million and $46 million for fiscal 2022 and fiscal 2021, respectively.

NM represents that the percentage change is not meaningful.

	26-Week Period Ended Jan. 1, 2022	26-Week Period Ended Dec. 29, 2018	Change in Dollars	% Change
Net earnings (GAAP)	$545,454	$698,422	$(152,968)	(21.9)%
Interest (GAAP)	371,113	176,129	194,984	110.7
Income taxes (GAAP)	173,952	194,155	(20,203)	(10.4)
Depreciation and amortization (GAAP)	377,763	392,413	(14,650)	(3.7)

EBITDA (Non-GAAP)	$1,468,282	$1,461,119	$7,163	0.5%
Certain Item adjustments:
Impact of restructuring and transformational project costs(1)	$47,440	$147,784	$(100,344)	(67.9)%
Impact of acquisition-related costs(2)	21,306	805	$20,501	NM
Impact of bad debt reserve adjustments(3)	(13,499)	—	(13,499)	NM

EBITDA adjusted for Certain Items (Non-GAAP)(4)	$1,523,529	$1,609,708	$(86,179)	(5.4)%

(1)

Fiscal 2022 includes various transformation initiative costs, primarily consisting of changes to our business technology strategy, excluding charges related to accelerated depreciation. Fiscal 2019 includes $96 million related to severance, restructuring and facility closure charges as well as various transformation initiative costs, excluding charges related to accelerated depreciation.

(2)	Fiscal 2022 includes acquisition and due diligence costs. Fiscal 2019 represents acquisition costs.
(3)	Fiscal 2022 represents the reduction of bad debt charges previously taken on pre-pandemic trade receivable balances in fiscal 2020.
(4)

In arriving at adjusted EBITDA, Sysco does not adjust out interest income of $3 million and $2 million or non-cash stock compensation expense of $60 million and $54 million for fiscal 2022 and fiscal 2019, respectively.

NM represents that the percentage change is not meaningful.